UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1‑33818	48‑1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429‑6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry Into a Material Definitive Agreement.

On March 25, 2020, ReShape Lifesciences Inc. (the “Company”) entered into a Credit Agreement (as amended from time to time, the “Credit Agreement”) with Armistice Capital Master Fund Ltd. (the “Lender”) pursuant to which the Company borrowed the principal amount of $2.5 million, with the option to borrow up to an additional $1.0 million pursuant to delayed draw term loans. The loans outstanding under the Credit Agreement mature on September 24, 2020 and bear interest at a rate per annum equal to the LIBOR rate plus 2.5%. In connection with the Credit Agreement, the Company and its wholly owned subsidiary, ReShape Medical LLC, entered into a Guarantee and Collateral Agreement pursuant to which they granted to the Lender a security interest in substantially all of their assets of as security for the Company’s obligations under the Credit Agreement.

Pursuant to the Credit Agreement, the Lender agreed to exercise warrants it currently holds to purchase 5,085,834 shares of common stock of the Company with a current exercise price of $0.12 per share. As an inducement to the Lender to enter into the Credit Agreement, the Company issued to the Lender a warrant to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $3.70 per share (as amended from time to time, the “Warrant”).  The Company has agreed to file a resale registration statement for the shares of common stock underlying the Warrant within 60 days pursuant to a Registration Rights Agreement and to use its best efforts to cause such registration statement to be declared effective within 90 days, or, in the event of a “full review” by the Securities and Exchange Commission, within 120 days.  The Warrant was issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

The foregoing description of the Credit Agreement, Guarantee and Collateral Agreement, Warrant and Registration Rights Agreement are not complete and are qualified in their entirety by references to the full text of the form of Credit Agreement, Guarantee and Collateral Agreement, Warrant and Registration Rights Agreement, which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and are incorporated by reference herein

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8‑K is incorporated by reference into this Item 2.03.

Item 3.02Unregistered Sale of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8‑K is incorporated by reference into this Item 3.02.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated March 25, 2020, by and between the Company and Armistice Capital Master Fund Ltd., as amended
10.2	Guarantee and Collateral Agreement, dated March 25, 2020, by and between the Company, ReShape Medical LLC and Armistice Capital Master Fund Ltd.
10.3	Series G Common Stock Purchase Warrant, dated March 25, 2020, issued by the Company to Armistice Capital Master Fund Ltd., as amended
10.4	Registration Rights Agreement, dated March 25, 2020, by and between the Company and Armistice Capital Master Fund Ltd.
10.5	Amendment to Credit Agreement, dated March 31, 2020 by and between the Company and Armistice Capital Master Fund Ltd.,
10.6	Amendment to Series G Common Stock Purchase Warrant, dated March 25, 2020 issued by the Company to Armistice Capital Master Fund Ltd., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer
Dated: March 31, 2020